UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Energizer Tennis Inc.
(Exact name of registrant as specified in its charter)

NV	333-182199	99-0377575
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 3, 219 Bow Road Docklands, London E3 2SJ, United Kingdom	NA
(address of principal executive offices)	(zip code)

+44 0203 086 8131
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 4.01. Changes in Registrant’s Certifying Accountant

History of auditor changes:

In December 2012 Peter Messineo, CPA merged into the firm known as DKM Certified Public Accountants (“DKM”).  DKM has audited our most recent financial statement, December 31, 2012.  In April 2013 the agreement of DKM and PM was terminated.  The successor firm named in (2) is a continuation of the audit firm (PM).

(1) Previous Independent Auditors:

a.

On June 3, 2013, the Company dismissed the registered independent public accountant, DKM Certified Public Accountants, of Clearwater Florida (“DKM”).

b.

Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the year ended April 30, 2013 and through the current date, there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements. Through the interim period June 3, 2013 (the date of dismissal), there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements.

c.

We have authorized DKM to respond fully to the inquiries of the successor accountant

d.

During the year ended April 30, 2013 and the interim period through June 3, 2013, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

e.

The Company provided a copy of the foregoing disclosures to DKM prior to the date of the filing of this Report and requested that DKM furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2) New Independent Accountants:

a.

On June 3, 2013, the Company engaged Messineo & Co, CPAs, LLC (“M&Co”) of Clearwater, Florida, as its new registered independent public accountant. During the year ended April 30, 2012 and prior to June 30, 2013 (the date of the new engagement), we did not consult with M&Co regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by M&Co, in either case where  written or oral advice provided by M&Co would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 5.01.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective May 31, 2013, Alexander Farquharson resigned as Treasurer, Chief Financial Officer of our Company.  His resignation was not the result of any disagreements with our Company regarding our operations, policies, practices or otherwise.

Concurrently with Mr. Farquharson’s resignation, the Board of Directors appointed Mrs Ella German as Treasurer and Chief Financial Officer to fill the ensuing vacancy, effective May 31, 2013.  There are no arrangements or understanding between Mrs. Ella German and any other person pursuant to which she was selected as Treasurer and Chief Financial Officer, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which he will have a direct or indirect material interest.  In addition, there are no family relationships between Mrs. German and any other director or executive officer of the Company.

Ella German

Mrs. German has worked for Bella Di Notte a Boutique Lingerie Specialist based in Helmsley, UK, from May 2007 to present. As a manager she specializes in preparing, reviewing and evaluating management accounts in addition to assisting with the preparation of financial statements, notes and related disclosures in addition to dealing with suppliers, customers and staff. Prior to this Mrs. German worked as a manager at the Malt Shovel Restaurant in Hovingham, UK from January 2004 to December 2006. During this time she specialized in preparing, reviewing and analyzing expenditure, financial, and operations reports to determine requirements for food services. Recommended capital expenditures for acquisition of new equipment that would increase efficiency and safety of operations, enforced compliance of operations personnel with administrative policies, procedures, safety rules, and governmental regulations.

Mrs. German is currently studying towards the Chartered Accountant qualification with the intentions of becoming a member of the Association of Certified Chartered Accountants. Prior to this she obtained a pass with distinction in Hair and Beauty Therapy in 1994 from Scarborough Technical College having left Malton Secondary School in 1991. Mrs. German’s native language is English and she is competent in both French and Italian.

ITEM 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT
16.1	Letter from DKM Certified Public Accountants, dated June 3, 2013, regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER TENNIS, INC.

Dated: June 5, 2013	/s/ Alexander Farquharson
Alexander Farquharson
Chief Executive Officer, Secretary, Director
(Principal Executive Officer)

Dated: June 5, 2013	/s/ Ella German
Ella German
Chief Financial Officer, Treasurer, Director
(Principal Financial and Accounting Officer)

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